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                                                                   EXHIBIT 10.38


                                LEASE AGREEMENT

              THIS LEASE AGREEMENT (this "Lease") is made and entered into this 28th day of February, 1995, by and between FLAV-O-RICH, INC., a Kentucky cooperative association ("Landlord"), and SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership ("Tenant").

                             W I T N E S S E T H :

              Landlord and Tenant, in consideration of the payment by Tenant of the amounts required to be paid and the mutual promises and agreements contained in this Lease, agree as follows:

SECTION 1: LEASE OF PREMISES; TERM.

              Subject to the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the land described in metes and bounds on Exhibit A annexed hereto and made a part hereof (the land described on such Exhibit A, the ("Land");

TOGETHER WITH:

              (a) all right, title and interest of Landlord in and to all buildings, structures, fixtures, equipment, machinery, vehicles, signage, and other improvements now standing, or at any time hereafter constructed or placed, upon the Land (the "Improvements");

              (b) all right, title and interest, if any, of Landlord in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land, to the center line;

              (c) all right, title and interest, if any, of Landlord in and to any strips and gores of land adjacent to, abutting or used in connection with the Land, and in and to servitudes and easements, if any, inuring to the benefit of the Land or the fee owner of the Land;

              (d) all right, title and interest, if any, of Landlord in any servitudes, easements, privileges or rights-of-way over adjoining premises; and

              (e) all right, title and interest, if any, of Landlord in any appurtenances, benefits, advantages and hereditaments


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belonging or in any way appertaining to the Land; (the Land and all of the foregoing, collectively the "Premises").

       The Premises are demised and let subject to (i) the rights of any parties in possession thereof and the existing state of the title thereof as of the Commencement Date (hereinafter defined), including, without limitation, all liens, security interests, encroachments, servitudes, easements, rights of way, reservations, restrictions, and other conditions in existence at the date hereof, (ii) any state of facts which an accurate survey or physical inspection thereof might show, (iii) all Legal Requirements (hereinafter defined) now in effect or hereafter adopted by any governmental authority having jurisdiction, and (iv) with respect to the Improvements, their condition as of the Commencement Date, without representation or warranty by Landlord.

       Subject to earlier termination pursuant to the terms hereof, the initial term of this Lease (the "Initial Term") shall be for a period of one (1) year commencing on March 1, 1995 (the "Commencement Date"), and ending on February 28, 1996; provided, however, that unless either party gives notice to the other party at least ninety (90) days prior to the end of the Initial Term or any additional term of its intention to terminate the Lease at the end of such term, this Lease shall be automatically extended for an additional one (1) year term (the "Additional Terms"; together with the Initial Term, the "Term").

SECTION 2: RENTAL.

              (a) For the period beginning on the Commencement Date through and including the date of termination of this Lease, Lessee shall pay each calendar month as rent for the Premises Fifteen Thousand and No/100 Dollars ($15,000.00) (the "Basic Rent"). Each such payment shall be made in advance on the first day of each month.

              (b) This Lease shall be deemed and construed to be a "net lease", and throughout the Term Tenant shall pay the Basic Rent, the additional rent and all other amounts payable by Tenant hereunder (collectively, the "Rent") absolute net, free of any charges, assessments, impositions, expenses or deductions of any kind and without abatement, deduction or setoff.

              (c) Tenant shall pay all charges for public utility services, including without limitation all charges for electricity, water, fuel oil, gas and telephone, incurred during the Term in connection with the Premises.

              (d) Any sums coming due to Landlord under the provisions of this Lease which are not paid within ten (10) days after the due date thereof shall bear interest at the Default Rate from the date such amounts become payable hereunder until such amounts shall have been paid by Tenant. As used herein, "Default Rate" means the


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lesser of (i) the prime rate on the due date thereof as such rate is published in the Southwest Edition of the Wall Street Journal plus two percent (2%) per annum or (ii) the highest lawful rate allowed by applicable law.

SECTION 3: PURCHASE OF INVENTORY AND CERTAIN PERSONAL PROPERTY.

       In addition to the lease of the Premises, and for the separate consideration set forth below, Landlord hereby agrees to sell to Tenant, and Tenant hereby agrees to purchase from Landlord, the following assets:

              (a) Inventory. All finished product inventory of milk and other dairy products located at the dairy processing plant located on the Premises (the "Dairy Plant") on the Commencement Date (collectively, the "Inventory"); provided, however, that the term "Inventory" as used herein shall not include, and, Tenant shall not be obligated to purchase hereunder, any outdated, spoiled, damaged or unmarketable inventory of Landlord.

              (b) Certain Personal Property. All ingredients, cartons, raw materials, finished goods, packing materials, labels, and chemicals of Landlord at the Dairy Plant on the Commencement Date (collectively, the "Other Property"); provided, however, that the term "Other Property" as used herein shall not include and Tenant shall not be obligated to purchase hereunder any outdated, spoiled, damaged or unusable ingredients, cartons, raw materials, finished goods, packaging materials, labels or chemicals of landlord.

              (c) Prepaid Expenses and Deposits. All prepaid expenses and any outstanding service, utility or other deposits required by third parties (collectively, the "Deposits").

              (d) Accounts Receivable. All amounts owed to Landlord as of February 28, 1995 relating to sales from the Dairy Plant, whether evidenced by account entries, notes, bonds or other evidences of indebtedness or rights to receive payment (the "Accounts Receivable"). Tenant shall pay Landlord the face amount of such Accounts Receivable as reflected on the financial statements of the Dairy Plant as of February 28, 1995. Tenant shall use reasonable commercial efforts (but without resorting to litigation), at its expense, to collect the Accounts Receivable. All Accounts Receivable which shall not have been collected by June 1, 1995, shall be transferred back to Landlord and Landlord shall reimburse Tenant dollar for dollar for the amount of all such uncollected Accounts Receivable. In the event that after the date of this Lease Landlord shall receive any remittance from or on behalf of any account debtor with respect to the Accounts Receivable (excluding any Accounts Receivable reassigned to Landlord), Landlord shall endorse without recourse (except as set forth in the preceding provisions of this subsection (d)) such remittance to the order of Tenant and forward same to Tenant



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promptly upon receipt thereof. If after Tenant shall have reassigned to
Landlord any Accounts Receivable Tenant shall receive any remittance from or on behalf of any account debtor with respect to such Accounts Receivable, Tenant shall endorse without recourse such remittance to the order of Landlord and forward same to Landlord promptly upon receipt thereof.

       Immediately preceding the Commencement Date, Landlord shall have conducted a physical count of the Inventory and Other Property on hand at such time for the purpose of preparing a closing statement (the "Closing Statement"). Tenant and Tenant's representative shall have the right to participate in such count and shall be given all necessary access to participate in such count. The Closing Statement shall reflect (a) a complete list of the Inventory and Other Property, together with Landlord's costs for such Inventory and other Property, (b) the amount of the Deposits, (c) the amounts of the respective prorations owed by Landlord to Tenant or by Tenant to Landlord, pursuant to Section 7 hereof (to the extent determinable at the Commencement Date), and (d) the amount of accrued vacation benefit obligations assumed by Tenant under Section 8 hereof. The purchase price for the Inventory, Other Property and Deposits shall be equal to Landlord's actual cost for the Inventory and Other Property, and the refundable amount of the Deposits, and such purchase price, as determined on the Closing Statement, shall be paid by Tenant to Landlord in cash when the first month's Basic Rent is payable under this Lease.

              On the Commencement Date, Landlord shall deliver to Tenant a complete listing of the name, address, average monthly billing, types of products purchased, and contact person for each of Landlord's customers immediately prior to such date. In addition, Landlord shall execute and deliver such documents and do and perform all such other acts as may be reasonably required by Tenant in order to fully convey and transfer to and vest in Tenant all of the assets, properties, business, and rights of Landlord intended to be assigned, transferred and conveyed pursuant hereto.

SECTION 4: ADDITIONAL AGREEMENTS.

              (a) Trademark License Agreement. Landlord hereby agrees to execute and deliver to Tenant on the Commencement Date that certain Trademark License Agreement in the form attached as Exhibit B to this Lease.

              (b) Subleases and Consents to Assignments. Landlord is a party to those certain lease agreements listed on Exhibit C attached to this Lease (the "Lease Agreements"). Landlord hereby agrees to obtain and deliver to Tenant, prior to or on the Commencement Date, a written consent from each respective landlord under the Lease Agreements consenting to: (i) Landlord's sublease to Tenant of the premises leased under such Lease Agreements for so long as this Lease is in effect (and to the extent that the Lease


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Agreements expire prior to the termination or expiration of this Lease,
Landlord shall use its best efforts to renew and extend such expiring Lease Agreements), and (ii) the assignment of such Lease Agreements from Landlord to Tenant in the event that Tenant exercises its Right of First Refusal or Option (as such terms are hereinafter defined), and agreeing that such Lease Agreements, upon such assignment, would continue to be binding and enforceable in accordance with their respective terms.

              (c) Licenses and Permits - Landlord hereby agrees to assign to Tenant or allow Tenant full use of, to the extent permitted by law, all requisite operating and environmental licenses or permits for the Premises to operate as a dairy processing plant during the Term.

              (d) Miscellaneous Agreements. Landlord hereby agrees to assign to Tenant or allow Tenant full use of, to the extent permitted by law, all supply agreements, customer purchase agreements, or maintenance agreements currently being used at the Dairy Plant.

SECTION 5: USE OF PREMISES; INSPECTION.

              (a) Tenant covenants and agrees that it shall use the Premises only as a dairy processing plant and for such other lawful purposes as may be reasonably incidental thereto; provided, however, that Tenant shall not use or permit the use of the Premises or any part thereof for any unlawful or illegal purposes or in violation of any certificate of occupancy, or for any extrahazardous purpose or in such manner as to create or constitute a nuisance of any kind.

              (b) Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times during usual business hours upon reasonable notice for the purpose of inspecting or repairing the same or exhibiting the same to prospective purchasers or mortgagees thereof.

SECTION 6: PAYMENT OF TAXES.

              (a) As additional rent, Tenant shall pay as the same shall become due and payable all taxes, assessments, water charges and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the Term of this Lease may be assessed, levied, confirmed, imposed upon or become a lien on the Premises or the Land, or any part thereof, or for any use or occupation of the Premises (collectively, "Taxes"). Tenant may pay any Taxes in installments, if payment may be so made without fine or penalty. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default (hereinafter



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defined) hereunder, Landlord may require that Tenant pay Taxes either in advance of their due date or in installments in advance of the due date to be held in escrow by Landlord.

              (b) Tenant hereby assumes liability for and shall indemnify Landlord from and against all liabilities, losses, damages, claims, expenses and costs of every nature by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises or against Landlord because of Tenant's failure to comply with this Section 6.

              (c) Notwithstanding anything to the contrary contained herein, Tenant may contest the existence, amount or validity of any Taxes by appropriate proceedings (the "Disputed Taxes"), and may defer payment of such Disputed Taxes during the pendency of such proceedings, provided that Tenant shall first provide Landlord with security acceptable to Landlord, and maintain such security during the pendency of such dispute in the full amount of the Disputed Taxes and any costs, fees, interest, penalties or other liabilities in connection therewith (the "Reserve Amount"). Notwithstanding the foregoing, in no event shall Tenant be permitted to defer any such payment if the Premises or any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost. Any sums deposited with Landlord shall be maintained in an interest-bearing account, and any interest earned thereon shall be added to the sums so deposited and thereafter disbursed as provided in this subparagraph (c). Upon the termination of such proceedings, Tenant shall pay the Disputed Taxes or, in the event Landlord is holding the Reserve Amount and only to the extent the Reserve Amount is sufficient therefor, instruct Landlord to pay the amount of such Disputed Taxes or portion thereof, as finally determined in such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and Landlord, if instructed, shall pay such amounts from the Reserve Amount and shall return any remaining portion of the Reserve Amount to Tenant together with interest, if any, earned thereon. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings and Tenant shall indemnify and save harmless Landlord from any such costs or expenses. Tenant shall be entitled to receive any refund paid by any taxing authority of any Taxes and penalties or interest thereon which have been paid by Tenant, or which have been paid by Landlord and for which Landlord has been fully reimbursed by Tenant.

              (d) Upon request by Landlord, the original or duplicate receipts showing the payment of Taxes shall be delivered to Landlord as promptly as is practicable after the date of payment.



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SECTION 7: PRORATION.

       All utility costs, insurance premiums on any insurance policies of Landlord or Tenant transferred to and accepted by the other party upon the commencement or expiration of the Term of this Lease, and similar items of expense pertaining to the Premises for the years of commencement and expiration or termination of this Lease shall be prorated between Landlord and Tenant. All Taxes for the tax year in which this Lease shall commence or terminate (including any installment or installments of such Taxes which Landlord or Tenant has elected to pay in installments) shall be prorated between Landlord and Tenant. The prorations provided herein shall be on the basis of the number of days elapsed and remaining during the month or year with respect to which the payments in question are being paid. If this Lease shall have terminated by reason of Tenant's default, all Taxes outstanding to the date of such termination shall be paid in full by Tenant. Any amounts owing under this
Section 7, to the extent not reflected in the Closing Statement, shall be paid as soon as practicable after such amounts can be reasonably determined.

SECTION 8: HIRING OF LANDLORD'S EMPLOYEES.

       Set forth on Schedule 8 hereto are the numbers and job categories of all employees of Landlord employed at the Dairy Plant, including their names, dates of employment, current compensation, status (i.e., active or on leave or lay-off) and date and amount of last increase in compensation. Tenant agrees to hire all employees of Landlord employed at the Dairy Plant on the Commencement Date and identified on Schedule 8 as transferred employees (the "Transferred Employees"). To the knowledge of Landlord, no key employee or group of employees employed by Landlord has any plans to terminate employment. Nothing herein shall be construed to limit or modify Tenant's right to terminate the employment of Transferred Employees or to restrict Tenant's right to employ its own employment practices and policies (including, but not limited to, modification of wage rates with respect to Transferred Employees). Those individuals who accept Tenant's offer of employment shall become employees of Tenant and shall be considered "new hires"; provided, however, that Landlord acknowledges and agrees that Tenant shall not assume and shall be indemnified and held harmless by Landlord against, any liability or obligation arising out of with respect to (i) employment by Landlord of any such employees prior to the Commencement Date, or the termination of such employment at or prior to the Commencement Date, including, without limitation, any obligation or liability under Section 4980B of the Internal Revenue Code of 1986, as amended, (the "Code"), or Sections 601 through 608 of the Employee Retirement Income Act of 1974, as amended, ("ERISA"), or (ii) any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA), any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), or any other type of pension, profit sharing, deferred compensation, retirement, stock option, bonus,



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severance, medical, dental, life insurance, death benefit, accident, disability or other employee benefit or compensation plan, agreement, arrangement, practice or policy with respect to employees of Landlord. Landlord shall assume all responsibility and liability with respect to continued health coverage to the extent required by law and as described in Section 601 through 608 of ERISA and Sections 4980B of the Code for employees whose employment with Landlord is or was terminated at or prior to the Commencement Date, including, without limitation, employees of Landlord who accept employment with Tenant as contemplated in this Section 8. Furthermore, Landlord shall be responsible for paying or causing to be paid (A) the amount of all wages payable or accrued to employees of Landlord employed at the Dairy Plant as of the Commencement Date, and (B) all amounts, if any, necessary to discharge any and all carryover vacation pay (as defined in the current employee handbook of Landlord). Other than carryover vacation pay which is to be paid by Landlord as provided in the immediately preceding sentence, Tenant shall assume as of the Commencement Date all of Landlord's liabilities for vacation benefit obligations accrued as of the Commencement Date and owed by Landlord in respect of Landlord's employment of the Transferred Employees as of the Commencement Date. All such amounts assumed by Tenant shall be reimbursed to Tenant by Landlord on the Commencement Date, and shall be reflected on the Closing Statement. Except as provided in the two immediately preceding sentences, Landlord shall be responsible for all other amounts, if any, owed to employees of Landlord employed at the Dairy
Plant for all periods prior to the Commencement Date.

SECTION 9:    COMPLIANCE WITH LEGAL REQUIREMENTS; HAZARDOUS SUBSTANCES.

              (a) Tenant, at its sole cost and expense, during the Term of this Lease shall promptly comply with all laws, statutes, orders, regulations, rules and requirements of every kind and nature relating to the Premises or to this Lease or relating to Tenant's occupancy or use of the Premises, now or hereafter in effect ("Legal Requirements"), including, without limitation, (i) all federal, state, and municipal governments and appropriate departments, commissions, boards and officers thereof, (ii) the Board of Fire Underwriters or other applicable authority which has jurisdiction over the Premises, (iii) Environmental Laws (hereinafter defined), or (iv) of any other body hereafter constituted.

              (b) Except as permitted in accordance with Applicable Environmental Laws, Tenant shall not, and shall not allow any third party to, use, generate, manufacture, produce, store, or Release (hereinafter defined), on, under or about the Premises, or transport to or from the Premises, any Hazardous Substance (hereinafter defined).


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              (c) As used herein, "Environmental Laws" means any federal, state or local statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Resource Conversation Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Clean Water Act, as amended 33 U.S.C. Section 7401 et seq., and any applicable state law, and all rules adopted and guidelines promulgated pursuant to the foregoing.

              (d)    As used herein, "Hazardous Substance" shall include:

                     (i) Those substances included within the definitions of hazardous substance, hazardous material, toxic substance, regulated substance, or solid waste in CERCLA; RCRA; and the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq. and in the regulations promulgated pursuant thereto;

                     (ii) Those substances listed in the United States Department of Transportation Table (49 C.F.R. Section 172.101 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and

                     (iii) All substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law.

              (e) As used herein, "Release", in the context of environmental matters, means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

SECTION 10: INDEMNIFICATION.

              (a) From and after the Commencement Date, Tenant shall indemnify and save harmless Landlord, its employees, officers, directors, agents, affiliates, personal representatives, and successors and assigns of each of the foregoing from any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability), actions, suits, costs, expenses and disbursements of any kind and nature whatsoever ("Claims") which may be imposed on or asserted against any such indemnified party by or on behalf of any person or entity arising, in whole or in part, out of or by reason of (i) the conduct or management of, or any work or thing whatsoever done in, on or about, the Premises during the Term and during Tenant's ownership of the Premises in the event Tenant exercises the Option provided for in Section 24, (ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease, (iii) the use, generation, manufacture, production, storage,


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Release, or threatened Release, of a Hazardous Substance on, under or about the
Premises during the Term in violation of any Environmental Law and during Tenant's ownership of the Premises in the event Tenant exercises the Option provided for in Section 24, (iv) any violation or claim of violation of any Environmental Law with respect to the Premises which occurred or will occur at any time during the Term and during Tenant's ownership of the Premises in the event Tenant exercises the Option provided for in section 14, (v) any act or omission of Tenant or any of its agents, contractors, servants, employees, invitees licensees or trespassers in, on or about the Premises during the Term and during Tenant's ownership of the Premises in the event Tenant exercises the Option provided for in Section 24, or (vi) any damage to or loss of property at the Premises during the Term or any injury to or death of any person occurring in or as a result of any act or omission at the Premises during the Term and during Tenant's ownership of the Premises in the event Tenant exercises the Option provided for in Section 24; provided, however, that Tenant shall not be required to indemnify any indemnified party for any Claim resulting from any act which would constitute the negligence or willful misconduct of such indemnified party.

              (b) From and after the Commencement Date, Landlord shall indemnify and save harmless Tenant, its employees, officers, directors, agents, affiliates, personal representatives, and successors and assigns of each of the foregoing from any and all Claims which may be imposed on or asserted against any such indemnified party by or on behalf of any person or entity arising, in whole or in part, out of or by reason of (i) the conduct or management of, or any work or thing whatsoever done in, on or about, the Premises prior to or after the Term in the event Tenant fails to exercise the Option provided for in
Section 24, (ii) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease, (iii) the use, generation, manufacture, production, storage, Release, or threatened Release, of a Hazardous Substance on, under or about the Premises prior to or after the Term in the event Tenant fails to exercise the Option provided for in Section 24 in violation of any Environmental Law, (iv) any violation or claim of violation of any Environmental Law with respect to the Premises which occurred or will occur at any time prior to or after the Term in the event Tenant fails to exercise the Option provided for in Section 24; provided, however, that Landlord shall not be required to indemnify any indemnified party for any Claim resulting from any act which would constitute the negligence or willful misconduct of such indemnified party.

              (c) In case any action or proceeding be brought against any party entitled to indemnity under Section 10(a) or 10(b) above by reason of any Claim, the indemnifying party upon notice from such indemnified party shall defend such action or proceeding by counsel reasonably satisfactory to such indemnified party and shall pay all expenses in respect of such action or proceeding. The


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obligations of the indemnifying party under this Section 10 shall survive any expiration or termination of this Lease. Payments due from Tenant or Landlord to each indemnified party pursuant to this Section 10 shall be made directly to such indemnified party. This Section 10 constitutes a separate agreement with respect to each indemnified party.

              (d) If the compromise or settlement of any such Claim shall not result in the complete release of an indemnified party from the Claim so compromised or settled without any payment by such indemnified party, the compromise or settlement shall require the prior written approval of such indemnified party. Such indemnified party agrees to (i) cooperate with the indemnifying party and its counsel and (ii) execute any and all releases and other documents determined by indemnifying party and its counsel as necessary to compromise or settle any Claim that the indemnifying party is permitted hereunder to compromise or settle.

              (e) Each party's reimbursement and indemnity obligations set out herein shall include, but not be limited to, any and all penalties, assessments, fines, damages (including, without limitation, punitive damages), interest, settlement amounts, judgments, losses, costs of investigation and defense, attorney's fees, and other expenses.

SECTION 11: NO WASTE; MAINTENANCE AND REPAIR.

       Tenant shall not cause or permit any material waste to the Premises or use the Premises for purposes other than as a Dairy Plant. Tenant shall keep the Premises and the adjoining sidewalks, curbs and any vaults clean and in good condition free of accumulations of dirt, rubbish, snow and ice, and shall make all repairs (including structural repairs) and replacements necessary to maintain the Improvements in the same condition as the Improvements are in at the Commencement Date (normal wear and tear with respect to the vehicles, equipment and machinery excepted) and in accordance with all applicable Legal Requirements; and in any event Tenant shall make all repairs necessary to avoid any structural damage or injury to the Improvements. Notwithstanding the foregoing, Tenant shall not be required to make any repairs arising out of any casualty or event insured against in accordance with Section 13 hereof if Landlord receives the insurance proceeds paid in respect thereof.

SECTION 12: ALTERATIONS; CAPITAL IMPROVEMENTS.

              (a) Tenant shall not make any material alterations, additions, or improvements to the Premises without the written consent of Landlord. Notwithstanding the foregoing, but subject to Section 30 hereof, Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, make such minor alterations, additions, or improvements or erect, remove, or alter such partitions, or erect such shelves, bins,



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machinery, and trade fixtures as it may deem advisable, without altering the basic character of the Improvements, and without overloading or damaging such Improvements or building systems, and in each case complying with all applicable Legal Requirements.

              (b) Upon Tenant's written notification to Landlord that capital additions or improvements to the Premises or additional equipment or machinery are reasonably necessary for the continued operation of the Dairy Plant, Landlord and Tenant shall discuss such proposed capital additions or improvements or such additional equipment or machinery and agree upon the capital additions or improvements to be made or the additional equipment or machinery to be purchased. Upon reaching such agreement, Landlord shall be responsible for such capital improvements or equipment purchases and Landlord and Tenant shall use their best efforts to negotiate either a modification of the amount of Rent payable under this Lease to accommodate Landlord's capital expenditures or a separate lease agreement with respect to additional purchased equipment, as applicable. In either case, the parties shall also correspondingly adjust the Option Price (hereinafter defined) on Exhibit D hereto.

              (c) Upon consultation with, and the agreement of, Landlord, Tenant shall be free to sell any items of equipment or machinery which may be covered by the terms of this Lease and use the proceeds therefrom to purchase new items of equipment or machinery in replacement thereof. In such case, the parties shall also use the best efforts to negotiate a modification of the amount of Rent payable under this Lease and an adjustment to the Option Price.

SECTION 13: INSURANCE.

       Tenant, at its sole cost and expense, will, at all times until termination of this Lease, maintain the following insurance for the benefit of Landlord and Tenant:

              (a) Insurance against loss of or damage to the Premises by fire ire, hurricane and by such other risks now embraced by the standard "extended coverage" with "all risk" endorsements and, in any event, in an amount equal to 100% of the full insurable value of the Premises. "Full insurable value" means the actual replacement cost of the Premises (excluding foundation, footings and excavation costs) without physical depreciation. Notwithstanding the foregoing, the policies referred to in this clause (a) may contain a deductible amount per occurrence for the Premises taken as a whole consistent with the deductible amounts currently carried by Tenant with respect to other dairy plants which it owns which are similar in size and quality to the Dairy Plant, which deductible shall be payable by Tenant.

              (b) General liability insurance written on a so-called "comprehensive general liability insurance form", with a commercially reasonable deductible for the mutual benefit of Landlord and Tenant, covering the Premises against claims on account of bodily injury and property damage incurred upon or about all or any portion of the Premises, such insurance to be written with limits and excess (umbrella) coverage consistent with such types and amounts of insurance coverage currently carried by Tenant with respect to other dairy plants which it owns which are similar in size and quality to the Dairy Plant.

              (c) Hazard insurance covering flood (only if the Premises is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area.

              (d) Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against in the case of premises of similar type and locale where the Premises is located.

              (e) All insurance provided for herein shall be effected under valid and enforceable policies, in such form and (as to insurance not provided for specifically herein) in such amounts as may from time to time be reasonably satisfactory to Landlord, issued by insurers of recognized responsibility and authorized to do business in the state where the Premises is located. Prior to the date hereof and thereafter not less than fifteen (15) days prior to the expiration dates of the policies theretofore furnished pursuant to this Section, originals of the policies, certificates thereof or insurance binders thereof reasonably satisfactory to Landlord bearing notations evidencing the full and final payment of premiums for at least three (3) months in advance or accompanied by other evidence satisfactory to Landlord of such payment, and requiring that thirty (30) days' notice be given to Landlord before the policy is cancelled or changed, or the coverage reduced, shall be delivered by Tenant to Landlord. Tenant shall in writing authorize and direct its insurance agents to mail to Landlord copies of all notices sent to Tenant. At least ten (10) days prior to the due date of any subsequent premium under any such policy or replacement or renewal thereof, Tenant shall deliver evidence of such payment to Landlord.

              (f) All policies of insurance provided for herein shall name Landlord and any mortgagee of the Premises, as their respective interests may appear. The loss, if any, under the policies referred to in Section 13(a) shall be adjusted with the insurance companies by Landlord. Insurance proceeds payable under all policies referred to in Section 13(a) shall be payable to Landlord. All applicable policies shall expressly provide that loss thereunder shall be adjusted and paid as provided in this Lease.

SECTION 14: LOSS BY CASUALTY.

       If the Premises or any portion thereof are damaged or destroyed by reason of fire, hurricane or any other cause, Tenant shall immediately notify Landlord. If the buildings on the Premises are totally destroyed by fire, hurricane or by other cause, Landlord and Tenant shall mutually agree upon whether this Lease should be terminated or the damage to the Premises repaired at the expense of Landlord and this Lease continued. Tenant shall not be entitled to any insurance proceeds attributable to such damage to the Premises, and all such insurance proceeds shall be payable to Landlord.

SECTION 15: CONDEMNATION.

       If all or any part of the Premises are taken as a result of the exercise of the power of eminent domain, this Lease will terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant will have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date. In the event of any taking, Landlord will be entitled to any and all compensation, damages, income, rent, awards, or any interest paid or made in connection with the taking whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. Tenant will have no claim against Landlord including without limitation a claim for the value of any unexpired Term of this Lease or otherwise.

SECTION 16: LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

       If Tenant shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may at its option pay any sum or perform any act on Tenant's part to be paid or performed as provided herein, and may enter upon all or any portion of the Premises for any purpose and take any action thereon as may be necessary. The amount of any payment made or expense incurred by Landlord shall constitute additional rent and shall be payable by Tenant to Landlord on demand, together with interest at the Default Rate, from the date of such payment by Landlord until the date Tenant reimburses such sums to Landlord.

SECTION 17: DISCHARGE OF LIENS.

       Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect only, and each lien shall attach, if at all, only to, the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost, or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, titles, and interest of the Landlord in the Premises or under the terms of this Lease. Further, Tenant agrees that it will immediately remove and have released any mechanics, materialmen's or similar lien which may become attached to the Premises or any interest therein during the term hereof.

SECTION 18: DEFAULT; TERMINATION.

              (a) "Event of Default" wherever used herein means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (i) Failure by Tenant to pay any item of Rent or other sums due hereunder within ten (10) days after written demand therefor by Landlord to Tenant;

                     (ii) Failure by Tenant to maintain insurance as required by Section 13 hereof for ten (10) days after written demand therefor by Landlord;

                     (iii) Any representation or warranty made by Tenant contained in this Lease shall be false or misleading in any material respect as of the date hereof;

                     (iv) Tenant fails to perform or observe any material covenant, term or condition contained in this Lease which is required to be performed, observed or kept by Tenant within the time period required or, if no time period is provided, then within thirty (30) days after Tenant's receipt of notice thereof; provided, however, that (A) there shall be no grace or notice period applicable to any such default which in the reasonable judgment of Landlord is willfully and knowingly committed, and (B) in the case of any such default which is susceptible of cure but not within the applicable time period, provided any delay in exercising Landlord's remedies hereunder beyond such thirty (30) day period could not have a material adverse effect on Landlord's rights under the Lease or the value of the Premises, no Event of Default shall be deemed to occur so long as Tenant promptly commences to cure such default within the applicable time period and thereafter diligently and continuously pursues such cure to completion within ninety (90) days after such notice to Tenant or one hundred twenty (120) days after such notice to Tenant if the performance of such covenant, term or condition requires obtaining various regulatory or other governmental approvals or certifications;

              (v) The entry by a court having jurisdiction of a decree or order for relief in respect to Tenant in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization (relating to an insolvency) or other similar law or the appointment (in connection with such a proceeding) of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Tenant, or of any substantial part of its property, or in connection with such a proceeding ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

              (vi) The commencement by Tenant of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization (in connection with an insolvency) or other similar law or the commencement of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Tenant to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization (in connection with the insolvency) or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by Tenant of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency or similar law, or the consent by Tenant to the filing of such petition or to the appointment of or taking possession by (in connection with such a proceeding) a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any substantial part of the property of Tenant, or the making by Tenant of an assignment for the benefit of creditors, or the admission by Tenant in writing of its inability to pay its debts generally as they become due;

              (vii) Tenant shall abandon or vacate any material portion of the Premises;

              (viii) Tenant shall do or permit to be done anything which creates a material lien or encumbrance upon the Premises, except as expressly permitted by the terms hereof or by Landlord in writing;

then and in any such event, Landlord at any time thereafter may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in such notice, and upon said date this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

              (b) Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord in accordance with
Section 30 hereof, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the Premises. No reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease by Landlord unless Landlord shall give Tenant a written notice of such intention or unless a termination thereof shall be decreed by a court of competent jurisdiction.

              (c) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

              (d) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

              (e) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 19: QUIET ENJOYMENT.

       Landlord represents and covenants that Landlord has full right, power and authority to enter into this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Basic Rent, additional rent and other charges due hereunder, and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any mortgage that appears of record with respect to the Premises, and all modifications thereof.

SECTION 20: SUBORDINATION.

       Landlord and Tenant agree that this Lease shall be and hereby is made subject and subordinate at all times to any and all mortgages or deeds of trust, and all advances thereunder, which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, participation, replacements and extensions thereof (collectively, the "Instruments"). The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required. In the event Landlord or the holder or any Instrument desire confirmation of such subordination, Tenant shall execute promptly and without charge therefor any reasonable certificate that Landlord or the holder of any Instrument may request. In each instance where a right is granted to holders of Instruments hereunder, such right shall extend to each such holder only to the extent such holder's interest is in the Premises affected by the exercise of such holder's right.

SECTION 21: HOLDOVER.

       After the expiration of the Term of this Lease, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis, upon the same terms of this Lease until terminated at the end of a month by either party upon thirty (30) days' advance written notice to the other party.

SECTION 22: TENANT'S LICENSES, PERMITS AND AUTHORIZATIONS.

       Tenant shall, at Tenant's sole cost and expense and throughout the Term of this Lease, procure and maintain or shall cause to be procured and maintained all necessary licenses, permits and authorizations for conducting in a lawful manner in and on the Premises the business described in Section 5 of this Lease. Tenant agrees that such licenses, permits and authorizations will at all times be available for inspection by Landlord and any holders of any Instruments. Tenant shall, at Tenant's cost and expense, at all times comply in all material respects with the terms and conditions of such licenses, permits and authorizations.

SECTION 23:   RIGHT OF FIRST REFUSAL.

       In the event Landlord receives a bona fide offer for and desires to convey or sell the Premises, it shall tender to Tenant a written notice specifying all the terms and conditions of any such offer to purchase t he Premises and specifying the identity of such proposed purchaser (the "Notice"), and said Notice shall constitute an offer to sell the Premises to Tenant on the same terms and conditions contained in the Notice. Within ten (10) days of receipt of the Notice, Tenant shall have the right to request such information from Landlord as will enable Tenant to conduct an economic analysis of the offer contained in the Notice ("Tenant's Request"). Within fifteen (15) days of the receipt by Tenant of the later of (i) the Notice and (ii) the information responsive to Tenant's Request, Tenant may elect to exercise either the Option provided for in Section 24 hereof or its Right of First Refusal hereunder and, if it exercises the Right of First Refusal, shall enter into an agreement with Landlord electing to purchase the Premises on the terms and conditions contained in the Notice. If Tenant does not elect to exercise the rights granted hereunder within the period described, then Landlord shall have the right to sell the Premises to the person making said offer upon the terms and conditions set forth in the Notice. If Landlord does not sell the Premises to the person making the offer on the terms and conditions set forth in the Notice within sixty (60) days after the time for Tenant to exercise its rights has expired, then Landlord shall not have the right to sell the Premises unless it first shall have reoffered the Premises to Tenant and Tenant again shall have fifteen (15) days from the receipt of any requested information to advise Landlord of its intention to purchase. Any offer to purchase the Premises must be for the entire Premises and not just a portion of the Premises. Should Tenant decline to exercise its Right of First Refusal with respect to the Premises, Tenant shall execute such instruments as Landlord may reasonably request to release its rights hereunder with respect to the Premises.

SECTION 24: OPTION TO PURCHASE.

       (a) Subject to the conditions set forth herein, Landlord hereby grants Tenant the option (the "Option") to purchase the Premises as defined in this Lease as long as all of the following conditions are complied with on or before
Closing: (i) Tenant is not in material default under any material provision of this Lease; (ii) this Lease is in full force and effect; and (iii) such sale would be permitted under applicable law. Tenant must exercise the Option by delivering written notice to Landlord of such exercise (the "Exercise Notice") at any time during the Term of this Lease. The date upon which Landlord receives Tenant's written notice of its election to exercise the Option shall be referred to herein as the "Exercise Date." Upon exercise of the Option, this Lease shall constitute a Contract of Sale pursuant to which Landlord will sell and Tenant will purchase the Premises upon the following terms and conditions:

                     (i) Purchase Price. The purchase price to be paid Landlord by Tenant for the Premises shall be the applicable amount set forth on Exhibit D attached hereto for the month in which the Exercise Date occurs (the "Option Price"). The total amount of the Option Price is to be paid in cash at closing.

                     (ii) Closing. Closing of the sale and purchase of the Premises described herein shall be held no later than ninety (90) days following the Exercise Date, or on such other date as the parties may mutually agree upon in writing (the "Closing Date"

                     At the closing, Landlord shall deliver to Tenant the following:

                            (1) A Special Warranty Deed conveying good and
indefeasible fee simple title to the Premises unto Tenant subject to taxes not yet due and payable and any easements, restrictions, rights, conditions and non-monetary encumbrances of record or known to Tenant. The Premises is to be conveyed "AS IS" and "WITH ALL FAULTS" and, except as set forth in the indemnification agreement described below, there shall be no warranty, or indemnity, expressed or implied as to the condition of the Premises and by accepting the Special Warranty Deed and possession of the Premises, Tenant shall release Landlord from any and all claims regarding the condition of the Premises (except claims covered by such indemnification agreement).

                            (2) An indemnification agreement in form reasonably
acceptable to Tenant pursuant to which Landlord agrees to indemnify Tenant for the same type of Claims as described in Section 10(b)(iii) and (iv) of this Lease.

                            (3) An assignment and assumption agreement
transferring all of Landlord's right, title and interest in and to the Lease Agreements to Tenant.

                            (4) Any and all other conveyance documents
reasonably appropriate for this type of conveyance transaction, including a bill of sale with respect to any personal property which is the subject of this Lease, including without limitation, the three vehicles leased hereunder.

              At the closing, Tenant shall deliver to Landlord the full amount of the Purchase Price in cash subject to the adjustment only as provided herein.

                     (iii) Closing Costs. Rents for the current month and year of Closing shall be prorated at the Closing effective as of the Closing Date. The cost of recording the Deed, the cost of Owner's Policy or Title Insurance, escrow fees and any other fees charged by the Title Company shall be borne by Tenant. All other expenses incurred by the parties with respect to the closing, including, but not limited to, attorneys' fees, shall be borne and paid exclusively by the party incurring same or shall be allocated as is customary for similar transactions in the State of Texas.

SECTION 25: NOTICES.

       All notices, demands and requests under this Lease shall be in writing and shall be sent either personally, by courier, telecopy or by United States certified or registered mail, postage prepaid, return receipt requested, and addressed as follows:

       To Landlord:  FLAV-0-RICH, INC.

                     Northeast Tennessee Business park
                     10368 Wallace Alley Drive, Suite 4
                     Kingsport, Tennessee 37663
                     Attention: Steve Conerly
                     Facsimile No.: (615) 279-3388

       To Tenant:    SOUTHERN FOODS GROUP, L.P.
                     3114 South Haskell
                     Dallas, Texas 75223
                     Attention: Pete Schenkel
                     Facsimile No.: (214) 821-1686

       Any party may, by notice given to any other party, designate a new address or telecopy number to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address or telecopy number most recently designated by such party. Notices, demands and requests which shall be served in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or request shall be (a) mailed by United States certified or registered mail as aforesaid, in any post office or branch post office regularly maintained by the United States Government, (b) hand-delivered by courier, or
(c) transmitted by telecopy to the respective telecopy number set forth above with confirmation of completion of such telecopy transmission.

SECTION 26: ENTIRE AGREEMENT, ETC..

       This Lease and the Exhibits attached hereto set forth the entire agreement between the parties with respect to the lease of the Premises. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

SECTION 27: ASSIGNMENT AND SUBLETTING.

       Tenant shall not have the right to assign this Lease or any portion thereof or to sublet the whole or any part of the Premises without the prior written consent of Landlord. Landlord shall not have the right to assign any of its rights under this Lease without the prior written consent of Tenant. Subject to the terms and conditions of this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and legal representatives.

SECTION 28: INVALIDITY OF PARTICULAR PROVISIONS.

       If any term or provision of this Lease or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable in any jurisdiction, the remainder of this Lease or the application of such term or provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 29: CAPTIONS.

       Captions or titles of the Sections and subsections of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

SECTION 30: SURRENDER OF THE PROMISES.

       Except as otherwise herein provided, at the expiration of the Term or termination of this Lease, Tenant will peaceably yield up to Landlord the Premises in as good order and repair as when delivered to Tenant (normal wear and tear with respect to the vehicles, equipment and machinery excepted), and subject to no subtenancies. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment on such expiration, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage.

SECTION 31: NON-MERGER.

       The leasehold estate shall not merge with the fee estate in the event that the same person or entity acquires, owns or holds, directly or indirectly, the fee estate and the leasehold estate in the Premises.

SECTION 32: SIGNS.

       Tenant shall have the right to install signs upon the exterior of the Improvements only when first approved by Landlord and subject to any applicable governmental laws, ordinances, regulations, and other requirements and subject to applicable restrictive covenants, if any. Tenant shall remove all such signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Improvements situated on the Premises.

SECTION 33: GOVERNING LAW.

       THE TERMS AND PROVISIONS OF THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS EXCEPT FOR THOSE MATTERS WHICH RELATE TO ENFORCEMENT AGAINST THE PREMISES WHICH SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

SECTION 34: RELATION BETWEEN PARTIES.

       Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, lender and borrower, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant and optionor and optionee.

SECTION 35: TIME PERIODS.

       For purposes of this Lease, the determination of any time period shall be made by excluding the day of the act (the first day) and including the last day. Saturdays, Sundays and legal holidays (sometimes referred to as "non-business days") shall be counted; however, where the last day falls on a non-business day, the last day shall be considered to be the immediately following Monday, or in the case of a legal holiday, the immediately following business day.

SECTION 36: NOTICE OF LANDLORD'S DEFAULT.

       At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord's interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

SECTION 37: NO BROKERS.

       Landlord and Tenant warrant to each other that each has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease.

SECTION 38: ATTORNEYS FEES.

       If, on account of any breach or default by either party in the performance of such party's obligations hereunder, it shall become necessary for the other party to employ an attorney to enforce or defend any of such other party's rights or remedies hereunder, the party against which such rights or remedies are enforced agrees to pay any reasonable attorney's fees and costs incurred by the prevailing party in such connection.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                   LANDLORD:

                                   FLAV-O-RICH INC.


                                   By:     /s/ GERALD L. BOS
                                          --------------------------
                                   Name:   Gerald L. Bos
                                          --------------------------
                                   Title:  Vice President
                                          --------------------------

                                   TENANT:

                                   SOUTHERN FOODS GROUP, L.P.

                                   By:     SFG Management Limited Liability
                                           Company, its General Partner

                                   By:    /s/ PETE SCHENKEL
                                          --------------------------
                                   Name:  Pete Schenkel
                                          --------------------------
                                   Title: President & CEO
                                          --------------------------

STATE OF MISSOURI           )
                            )
COUNTY OF GREENE            )

       This instrument was acknowledged before me on the 6th day of April 1995, by GERALD L. BOS, the Vice-President of FLAV-O-RICH INC., a Kentucky cooperative association, on behalf of said cooperative association.

[SEAL]

                                      /s/ DAVID A. GEISLER
                                      -------------------------------
                                      Notary Public in and for the
My Commission Expires:                STATE OF MISSOURI

DAVID A. GEISLER    NOTARY PUBLIC     DAVID A. GEISLER
Greene County   State of Missouri     -------------------------------
My Commission Expires June 25, 1996   Notary's Printed Name



STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

              This instrument was acknowledged before me on the        day of
February, 1995, by   _________________, the _______________of SFG Management
Limited Liability Company, a Delaware limited liability company and the general partner of SOUTHERN FOODS GROUP, L.P., on behalf of said limited liability company and limited partnership.


       [SEAL]                      /s/
                                   -----------------------------
                                   Notary Public in and for the
                                   STATE OF TEXAS

My commission Expires:
                                   -----------------------------
----------------------             Notary's Printed Name

SECTION 37: NO BROKERS.

       Landlord and Tenant warrant to each other that each has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease.

SECTION 38: ATTORNEY'S FEES.

       If, on account of any breach or default by either party in the performance of such party's obligations hereunder, it shall become necessary for the other party to employ an attorney to enforce or defend any of such other party's rights or remedies hereunder, the party against which such rights or remedies are enforced agrees to pay any reasonable attorney's fees and costs incurred by the prevailing party in such connection.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                            LANDLORD:

                            FLAV-O-RICH, INC.

                            By: /s/
                                ---------------------------
                            Name:
                                  -------------------------
                            Title:
                                   ------------------------

                            TENANT:

                            SOUTHERN FOODS GROUP, L.P.

                            By:  SFG Management Limited Liability
                                 Company, its General Partner


                                   By:  /s/ JERRY W. FRIE
                                       ----------------------------------
                                   Name:  Jerry W. Frie
                                        ---------------------------------
                                   Title: Asst. Secretary/Asst. Treasurer
                                         --------------------------------

STATE OF             )
        -------------
                     )
COUNTY OF            )
         ------------

       This instrument was acknowledged before me on the____day of

February, 1995, by _______________, the ______________ of FLAV-O-RICH, INC., a
Kentucky cooperative association, on behalf of said cooperative association.

[SEAL]
                                           /s/
                                           ---------------------------------
                                           Notary Public in and for the
                                           STATE OF
                                                    -------------------
My Commission Expires:

---------------------------                ----------------------------------
                                           Notary's Printed Name

STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

     This instrument was acknowledged before me on the 28th   day of February,
1995, by Jerry W. Frie, the Asst Sec/Asst Treas of SFG Management Limited Liability Company, a Delaware limited liability company and the general partner of SOUTHERN FOODS GROUP, L.P., on behalf of said limited liability company and limited partnership.



[SEAL]     DONNA JENSCHKE
                                           /s/ DONNA JENSCHKE
   NOTARY PUBLIC STATE OF TEXAS            -----------------------------
                                           Notary Public in and for the
  MY COMMISSION EXPIRES 02-10-96           STATE OF TEXAS


My Commission Expires:

       2/10/96                             Donna Jenschke
------------------------                   ------------------------------
                                           Notary's Printed Name

                                   SCHEDULE 8

                             TRANSFERRED EMPLOYEES

                                   EXHIBIT A

                                    THE LAND

       The following described property, together with all buildings and improvements thereon, lying and being situated in the City of Canton, Madison County, Mississippi, to-wit:

       A lot of land situated partly in NW1/4 SW1/4, Section 30, Township 9 North, Range 2 East, and partly in NE1/4 SE1/4 of Section 25, Township 9 North, Range 2 East, all in the County of Madison, State of Mississippi, and particularly described as:

       Beginning at a point on the west right of way line of U.S. Highway No. 51, which point is 80 feet at right angles from the center line of the concrete slab on said highway, said point is where the line dividing the north one-half from the south one-half of said Section 30, intersects the said west right of way line, and run thence south 30 degrees 55 minutes west along said west right of way line, 65 feet to an iron stake which is the point of beginning of this lot, and run thence North 59 degrees 5 minutes west 200 feet to a stake, thence South 30 degrees 55 minutes West, 150 feet to a stake, thence South 59 degrees 5 minutes East, 200 feet to an iron stake on the west right of way of said U.S. Highway No. 51, thence North 30 degrees 55 minutes East, along said west right of way line, 150 feet to the point of beginning.



EXHIBIT A TO LEASE; PAGE 1 OF 1

                                   EXHIBIT B

                          TRADEMARK LICENSE AGREEMENT

       THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered
into as of this   day of February, 1995, by and between FLAV-O-RICH, INC., a
Kentucky cooperative association ("Licensor"), and SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership ("Licensee").

       WHEREAS, pursuant to that certain Lease Agreement of even date herewith, between Licensor and Licensee (the "Lease Agreement"), Licensor agreed to grant certain licenses to the Trademarks (as hereinafter defined) to Licensee; and

       WHEREAS, Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, certain licenses to the Trademarks for use in connection with certain specified products in a specified territory, all pursuant to the terms and conditions provided herein.

       NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), receipt of which is hereby acknowledged, and for other good and valuable consideration, and the mutual performance of the undertakings herein, the parties hereto hereby agree as follows:

       1. DEFINED TERMS. The following terms shall have the meanings set forth below when used in this Agreement:

              (a) "SPECIFIED PRODUCTS" means processed fluid milk, liquid milk, chocolate milk, butter milk, half and half, cream and low and reduced fat versions of any of the foregoing, e.g. "low-fat chocolate milk."

              (b)    "TERM" has the meaning set forth in Section 14 hereof.

              (c) "TERRITORY" means the States of Louisiana, Mississippi and Arkansas and Shelby County, Tennessee and the contiguous counties in Tennessee.

              (d) "TRADEMARKS" means the trademarks listed in Attachment A attached hereto and incorporated herein by reference.

       2. LICENSE. On the terms and subject to the conditions stated in this Agreement, Licensor hereby grants to Licensee an exclusive (including as to Licensor), royalty-free license to use the Trademarks in connection with the promotion, advertising, offer



EXHIBIT B TO LEASE
for sale, sale and distribution of the Specified Products in the Territory during the Term.

       3. LIMITATIONS ON LICENSE. The license herein granted does not include or give to Licensee the right to use any trademark of Licensor other than the Trademarks and does not license the use of any trade dress for the Specified Products currently used by Licensor. Licensee agrees to use the Trademarks only as and in the manner specified in this Agreement. Without limiting the generality of the foregoing, (a) the use of the Trademarks by Licensee shall not be extended outside the Territory, or to any products other than the Specified Products sold or advertised for sale by Licensee in the Territory during the Term, (b) Licensee shall not use the Trademarks or any derivative thereof as a trade name and (c) Licensee shall not use or advertise the Trademarks in a manner which is likely to cause any third party to believe that Licensee is related to Licensor in any other way than as a licensee or lessor.

       4. LICENSOR'S RIGHTS. Licensee recognizes and agrees that Licensor is the owner of the Trademarks and subject to the rights granted Licensee hereunder is entitled to the exclusive right to employ, use, control and derive the benefit and goodwill from the use of the Trademarks. Without limiting the generality of the foregoing, Licensee further agrees that nothing herein shall prevent or restrict Licensor from using, or granting to others (by sale, license, or otherwise) the right to use, the Trademarks (a) on or in connection with the sale, advertising or marketing of any products (including, without limitation, Specified Products) outside the Territory or (b) in the Territory on or in connection with the sale, advertising or marketing of products therein other than the Specified Products.

       5. VALIDITY OF TRADEMARKS. Licensee acknowledges the validity of the Trademarks and the rights and registrations which Licensor owns regarding the same, and will not at any time, directly or indirectly, do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of Licensor's right, title and interest in and to the Trademarks. Licensee shall not in any manner represent that it has any ownership in the Trademarks or registrations thereof, and Licensee acknowledges that its use of the Trademarks shall not create in favor of Licensee any right, title or interest in or to the Trademarks or registrations thereof except those rights and interests granted hereunder. All use of the Trademarks by Licensee shall enure to the sole benefit of Licensor. For so long as Licensor has not abandoned the Trademarks, Licensee covenants and agrees that it will not adopt or use, in the U.S.A., for any dairy product, a trade name or trademark that is confusingly similar to the Trademarks.



EXHIBIT B TO LEASE

       6. QUALITY CONTROL. Licensee agrees that Licensor has the right to control the nature and quality of the Specified Products sold by Licensee under the Trademarks.

       7. AGREEMENTS REGARDING SPECIFIED PRODUCTS. Licensee agrees that (a) the Specified Products produced or marketed by Licensee under the Trademarks shall comply with all applicable statutes, laws, rules, regulations and other similar, legal requirements, and shall conform to the standards and specifications previously used by Licensor immediately prior to the execution and delivery of this Agreement in the making, marketing and advertising of Specified Products, such written statements and specifications having been provided to Licensee prior to execution of this Agreement and (b) the nature and quality of Licensee's Specified Products bearing the Trademarks will be the same as the nature and quality of the Specified Products sold under such Trademarks in the past by Licensor.

       8. INSPECTION BY LICENSOR. Licensee agrees to permit Licensor at reasonable times during business hours on prior written notice to inspect the production facilities, and the production and the quality control production records of Licensee in connection with the Specified Products. In the event that any specified Products do not meet the quality standards maintained in the past by Licensor immediately prior to execution and delivery of this Agreement, Licensor shall identify the alleged non-conformity and work with Licensee to rectify any concerns of Licensor. In the event the parties cannot resolve their differences, Licensee will refrain from selling the affected products under the Trademarks until the parties resolve the dispute.

       9. PRODUCT DEFICIENCIES. The license herein granted shall be subject to termination by Licensor in the event that any substantial deficiency in the nature or quality of any Specified Products or a substantial deviation from the standards and specifications for the Specified Products is not corrected by Licensee within thirty (30) days after receipt of written notice from Licensor specifying in reasonable detail the deficiency or deviation. If such deficiency or deviation results in a product potentially hazardous to health or safety, Licensee shall take immediate steps after discovery of the hazardous product to recall such hazardous product from distribution channels and destroy it.

       10. PACKAGING AND ADVERTISING. Licensee agrees to mark all labels, wrappings, packages and containers for the Specified Products sold or distributed under the Trademarks in accordance with all applicable laws and regulations. No packaging, labeling or advertising of Specified Products sold by Licensee under the Trademarks, as provided herein, may be used without the prior written approval of Licensor. Samples of all advertising, packaging and labeling for Specified Products shall be submitted sufficiently far in advance to permit Licensee to make such changes as Licensor reasonably requests. If Licensor has not disapproved



EXHIBIT B TO LEASE
in writing an item of packaging, labeling and advertising within five calendar
(5) days after its receipt, such item shall be deemed to have Licensor's approval. once approval has been obtained, further approval need not be obtained for additional or repeated use of the same or substantially similar packaging, labeling and advertising.

       11. CLAIMS OF INFRINGEMENT. If, during the Term of this Agreement, any third party uses in the Territory a trademark that is confusingly similar to the Trademarks, then Licensee shall notify Licensor in writing thereof, specifying the details of the third party use, including copies of the third party's labels, advertising or packaging complained of. If Licensee so requests in the notification, Licensor shall promptly undertake preventive measures in order to stop the infringement and/or the unfair method of competition, including litigation if necessary, and where appropriate to recover damages, costs and fees. Licensee shall, at Licensor's written request, but at Licensor's cost as to out-of-pocket expenses only, cooperate with Licensor in its preventive measures, including litigation. Licensee shall with respect to litigation commenced at its request pay one-half of substantiated court costs and expenses, including reasonable attorneys' fees and share one-half of any monetary recovery. If Licensee does not request litigation, but Licensor notifies Licensee that it intends to litigate, Licensee may within fifteen (15) days notify Licensor whether or not it wishes to participate in the litigation. If Licensee declines to participate, then Licensee shall forfeit its share of any monetary recovery. If Licensee agrees, on the other hand, to participate, then Licensee shall pay one-half of the costs and expenses as described above and share one-half of any monetary recovery; provided, however, that Licensee may at any time during such non-requested litigation notify Licensor that it no longer desires to participate, in which case Licensee will not thereafter be obligated to pay any portion of such costs and expenses including fees. In such event, Licensee shall forfeit its share of any monetary recovery.

       12. INDEMNIFICATION. Licensee hereby agrees to indemnify, defend and hold harmless Licensor, its shareholders, directors, officers, employees and agents, from, against and in respect of, any all claims, demands, liabilities, losses, costs, damages, penalties, fines and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of any of the following:

              (a) any and all product liability claims or actions, and any and all other claims or actions, involving or relating to Licensee's manufacture, processing, use, advertising, marketing, sale or distribution of the Specified Product (unless such claims are based on Licensee's use of the Trademarks).


EXHIBIT B TO LEASE

              (b) any and all civil or administrative proceedings brought by any federal, state or local agency in connection with the Specified Products processed, sold or distributed by Licensee under the Trademarks (unless such proceedings are based on Licensee's use of the Trademarks);

              (c) any claim or action by any consumer or other third party relating to any advertising, marketing or promotional material published, used or distributed by Licensee (unless such claim is based on Licensee's use of the Trademarks); and

              (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to any of the foregoing (unless such claim is based on Licensee's use of the Trademarks).

The provisions of this Section 12 shall survive the expiration or termination of this Agreement.

       13. INSURANCE. Licensee shall maintain in force during the Term of this Agreement an insurance policy covering claims arising out of the distribution and sale by Licensee of the Specified Products (the "Policy"). The Policy shall name Licensor as an additional insured and shall have coverage amounts reasonably acceptable to Licensor. Licensee shall provide Licensor with a copy of the Policy and any endorsement thereof prior to the first use by Licensee of the Trademarks and shall, no less than ten (10) days before the renewal date of the Policy, provide Licensor with a copy of the renewal certificate. Licensee shall not sell any Specified Products under the Trademark that are not covered under the Policy.

       14. TERM AND SELL-OFF RIGHTS.

              (a) The term of this Agreement shall commence on the date hereof and shall continue (i) so long as the Lease Agreement remains in full force and effect, and (ii) in the event that the Licensee exercises its option to purchase under the Lease Agreement, for Three (3) years immediately following the date such purchase is closed, unless terminated as herein provided (the "Term").

              (b) Subject to the provisions of this Section 14(b), upon the termination of this Agreement for any reason, all rights of Licensee to use the Trademarks shall cease. Upon such termination Licensee shall discontinue advertisement, sale, distribution and promotion of the Specified Products under the Trademarks, except that for thirty (30) days following such termination, unless termination has occurred under any of the provisions of section 15 hereof, Licensee shall be permitted to sell or otherwise distribute (in a manner consistent with the reputation of the Trademarks) (i) its inventory of all Specified Products (whether or not



EXHIBIT B TO LEASE
       finished, and shall have the right to finish any work-in-process and use supplies of raw materials on hand or ordered), (ii) all items previously ordered under purchase orders that cannot be cancelled without penalty to, or a claim against, Licensee and (iii) all Specified Products required to fill binding orders outstanding at the time of such termination under sales orders that cannot be cancelled without penalty to, or a claim against, Licensee. Notwithstanding anything herein to the contrary, for so long as Licensee shall have any rights under this
       Section 14(b), it shall continue to perform all of its obligations under this Agreement.

       15. EARLY TERMINATION. This Agreement and the license granted hereby shall terminate at the option of Licensor, without prior notice to Licensee, in the event that: (a) Licensee is adjudicated a bankrupt; (b) a receiver for the business of Licensee is appointed; (c) Licensee makes an assignment for the benefit of its creditors; (d) any attempt is made by Licensee to assign or transfer this Agreement or the license herein granted; (e) the Lease Agreement is terminated for any reason other than the exercise of the option to purchase; or (f) Licensee fails to comply with any other provision of this Agreement and such failure is not corrected by Licensee within thirty (30) days after receipt of written notice from Licensor specifying in reasonable detail such failure.

       16. EFFECT OF EXPIRATION OR TERMINATION. Licensee agrees that upon the expiration or termination of the license herein granted, Licensee (a) releases and forever quitclaims unto Licensor any and all right, title and interest in and to the Trademarks, (b) shall not use any of the Trademarks except as provided in Section 14(b), and (c) shall promptly return to Licensor all unused labels bearing the Trademarks then in the possession or under the control of Licensee.

       17. GO GOVERNING LAW. This Agreement shall be deemed to be made in and pursuant to the laws of the State of Texas and all questions of the validity and the construction thereof shall be determined in accordance with the laws of Texas, except that trademark questions shall be determined under federal trademark law.

       18. NO JOINT VENTURE. Licensee agrees that it is an independent entity and not a partner, joint venturer, or agent of Licensor. Neither party is authorized to or has the power to obligate or bind the other party in any manner whatsoever, except as may be expressly provided herein.

       19. FURTHER INSTRUMENTS. The parties hereto agree to execute and deliver such instruments and take such other action as shall be reasonably necessary, or as shall be reasonably requested by the other party hereto, in order to carry out the transactions, agreements and covenants contemplated in this Agreement.


EXHIBIT B TO LEASE

       20. NOTICES. Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party at the address set forth below, and by (a) depositing the same so addressed, postage prepaid, first class, certified or registered, in the United States mail (herein referred to as "Mailing"), (b) overnight delivery by a nationally recognized overnight courier service (e.g. UPS, Federal Express),
(c) delivery of the same personally to such other party, or (d) transmitting the same by facsimile and Mailing the original. Any notice shall be deemed to have been delivered on the date of Mailing; one day after timely delivery to an overnight courier; if by personal delivery, upon such delivery; or if by facsimile, the day of transmission if made within customary business hours, or if not transmitted within customary business hours, the following business day.

              (i)    If to Licensor:

                     Flav-O-Rich, Inc.
                     Northeast Tennessee Business Park
                     10368 Wallace Alley Drive, Suite 4
                     Kingsport, Tennessee 37663
                     Attention: Steve Conerly
                     Facsimile: (615) 279-3388

              (ii)   If to Licensee:

                     SFG Management Limited Liability Company
                     3114 South Haskell
                     Dallas, Texas 75223
                     Attention: Pete Schenkel
                     Facsimile: (214) 821-1686

Any party may change the address or facsimile telephone number for notices to be sent to it by written notice delivered pursuant to the terms of this Section 20.

       21. ENTIRE AGREEMENT: AMENDMENTS. This Agreement sets forth the entire agreement and understanding, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. Neither party shall be bound by any definition, condition, warranty or representation other than as expressly stated in this Agreement or as subsequently set forth in writing and executed by a duly authorized representative of the party to be bound thereby. This Agreement may be amended, modified or supplemented only by a writing signed by Licensee and Licensor.

       22. BINDING EFFECT/ASSIGNABILITY. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.



EXHIBIT B TO LEASE

Without the prior written consent of Licensor, Licensee shall not, directly or indirectly, by operation of law or otherwise, sell, assign, convey, transfer or encumber this Agreement or any of its rights hereunder, or sublicense, franchise or otherwise authorize any person, firm, corporation or other organization or entity to use any of the Trademarks.

       23. ATTACHMENTS. All Attachments referenced in this Agreement are incorporated herein by reference and shall constitute a part of this Agreement.

       24. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

       25. HEADINGS/CAPTIONS. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

       26. WAIVER; REMEDIES. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. No course of dealing between or among persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. Except as expressly limited by this Agreement, the parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

       27. CONSENT TO JURISDICTION. Each party hereto hereby irrevocably consents to the jurisdiction of a state or federal court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal courts.



EXHIBIT B TO LEASE

       28. ATTORNEY'S FEES AND COSTS. In the event of a breach by any party to this Agreement and commencement of a subsequent legal action in a court of law or forum of arbitration, or in the event legal counsel is consulted in the event of any such breach or in anticipation of any such prospective legal action, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorney's fees and court costs, including, but not limited to, the costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs of such dispute. "Prevailing party" is the party in whose favor final judgment is rendered.

       29. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FLAV-O-RICH, INC.                       SOUTHERN FOODS GROUP, L.P.

                                        BY:    SFG MANAGEMENT LIMITED
By:/s/                                         LIABILITY COMPANY
   --------------------                        Its General Partner
Its:
    -------------------
                                        By:/s/
                                           --------------------------
                                              Its:
                                                  -------------------



EXHIBIT B TO LEASE

                                  ATTACHMENT A

               TRADEMARKS COVERED BY TRADEMARK LICENSE AGREEMENT

       FLAV-O-RICH   (word)

       FLAV-O-RICH with Barn and Silo logo, as exemplified below:




                               [FLAV-O-RICH LOGO]

                                   EXHIBIT C

                                LEASE AGREEMENTS

1. Lease Agreement dated October 5, 1994, by and between W. E. Harreld, Jr., Bank of Mississippi, as Successor Trustee, Trustmark National Bank, as Successor Trustee, William Edmiston Harreld III, Wilson Arrington Harreld, Lee Ann Harreld Duncan, James Eastland Harreld and John Cowan Harreld, as Lessor, and Flav-O-Rich, Inc., as Tenant.

2.     Lease Agreement dated August 18, 1993 between W. E. Harreld, Jr. and Paul
       E. Case, as Lessor, and Flav-O-Rich, Inc., as Tenant.

3. Lease Agreement dated August 18, 1993 between W. E. Harreld, Jr. and Charles Riddell, as Lessor, and Flav-O-Rich, Inc., as Tenant (Lease #4).

4. Lease Agreement dated August 18, 1993 between W. E. Harreld, Jr. and Charles Riddell, as Lessor, and Flav-O-Rich, Inc., as Tenant (Lease #5).





EXHIBIT C TO LEASE - PAGE 1 OF 1

                                   EXHIBIT D

                                  OPTION PRICE

                                OPTION                            OPTION
       MONTH OF EXERCISE         PRICE     MONTH OF EXERCISE      PRICE
       March 1995......... $1,489,583      September 1997.......  1,158,333
       April 1995.........  1,479,167      October 1997.........  1,146,667
       May 1995...........  1,468,750      November 1997........  1,135,000
       June 1995..........  1,458,333      December 1997 .......  1,123,333
       July 1995..........  1,447,917      January 1998.........  1,111,667
       August 1995........  1,437,500      February 1998........  1,100,000
       September 1995.....  1,427,083      March 1998...........  1,088,750
       October 1995.......  1,416,667      April 1998...........  1,077,500
       November 1995......  1,406,250      May 1998.............  1,066,250
       December 1995......  1,395,833      June 1998............  1,055,000
       January 1996.......  1,385,417      July 1998............  1,043,750
       February 1996......  1,375,000      August 1998..........  1,032,500
       March 1996.........  1,363,750      September 1998.......  1,021,250
       April 1996.........  1,352,500      October 1998.........  1,010,000
       May 1996...........  1,341,250      November 1998 .......    998,750
       June 1996..........  1,330,000      December 1998 .......    987,500
       July 1996..........  1,318,750      January 1999.........    976,250
       August 1996........  1,307,500      February 1999........    965,000
       September 1996.....  1,296,250      March 1999...........    952,917
       October 1996.......  1,285,000      April 1999...........    940,833
       November 1996......  1,273,750      May 1999.............    928,750
       December 1996......  1,262,500      June 1999............    916,667
       January 1997.......  1,251,250      July 1999............    904,583
       February 1997......  1,240,000      August 1999..........    892,500
       March 1997.........  1,228,333      September 1999.......    880,416
       April 1997.........  1,216,667      October 1999.........    868,333
       May 1997...........  1,205,000      November 1999 .......    856,250
       June 1997..........  1,193,333      December 1999 .......    844,166
       July 1997..........  1,181,667      January 2000.........    832,083
       August 1997........  1,170,000      February 2000 .......    820,000
============================================================================



EXHIBIT D TO LEASE - PAGE 1 OF 1